                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            MANVILLE CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            MANVILLE CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
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*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                                                   April 5, 1994


Dear Stockholders:

     The Board of Directors of Manville Corporation joins me in extending to you a cordial invitation to attend the 1994 Annual Meeting of Stockholders in Denver, Colorado, on Friday, June 3, 1994.

     The formal business scheduled for the Annual Meeting is the election of Directors and the ratification of the appointment of Coopers & Lybrand as independent accountants of the Company. The Board of Directors recommends a vote For the election of the Board's nominees for Directors and For ratification of the appointment of Coopers & Lybrand.

     A review of Manville's 1993 operations and our plans for the future will be presented after the formal business of the Annual Meeting has been completed. Officers and Directors will be available to answer your questions.

     The enclosed Annual Report contains our letter to stockholders, a financial and operating review and outlook, audited financial statements and other information of topical interest.

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  We hope you will join us in Denver at the Hyatt Regency Downtown, 1750 Welton Street, Denver, CO 80202, at 10:00 a.m. on Friday, June 3, 1994. WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

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     If you do plan to attend the meeting in Denver, please check the appropriate box on your proxy card.

     I look forward to meeting with you in Denver.


                                      Sincerely,



                                      /s/ W. T. STEPHENS

                                      W. T. STEPHENS
                                      Chairman of the Board, President,
                                      Chief Executive Officer and a Director

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To Holders of Manville Corporation Common Stock:


     The Annual Meeting of Stockholders of Manville Corporation will be held on Friday, June 3, 1994 at 10:00 a.m., at the Hyatt Regency Downtown, 1750 Welton Street, Denver, Colorado 80202, to:


        (i) elect Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;


       (ii) ratify the appointment of the firm of Coopers & Lybrand as independent accountants of the Company for the year 1994; and


      (iii) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


       Only holders of Common Stock of record at the close of business on April 5, 1994, the record date, will be entitled to vote at the Annual Meeting.


       This Notice, Proxy Statement and the enclosed proxy card are sent to you by order of the Board of Directors.



April 5, 1994



                                           Richard B. Von Wald
                                           Senior Vice President,
                                           General Counsel and Secretary
                                           Manville Corporation
                                           P.O. Box 5108
                                           Denver, CO 80217-5108


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  It is important that stockholders, whether or not they expect to attend the Annual Meeting, fill in, date and sign the enclosed proxy card and promptly return it in the enclosed envelope. No postage is needed if the proxy card is mailed in the United States.

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                              TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Proxy Statement............................................................   1
Election of Directors (Proxy Item No. 1)...................................   1
   Executive Officers of the Company.......................................   9
   Board Attendance........................................................   9
   Committees of the Board of Directors....................................   9
   Certain Relationships and Related Transactions..........................  10
   Compensation of Directors...............................................  11
Executive Compensation.....................................................  12
   Report of Compensation Committee........................................  12
   Compensation Summary....................................................  15
   Aggregated Option/SAR Exercises in the Last Fiscal Year and
       Year-End Option/SAR Values..........................................  19
   Pension Plan............................................................  21
   Employment Agreements...................................................  23
   Performance Graph.......................................................  24
Security Ownership of Certain Beneficial Owners and Management.............  26
   Security Ownership of Certain Beneficial Owners.........................  26
   Security Ownership of Management........................................  26
Ratification of Appointment of Independent Accountants (Proxy Item No. 2)..  28
Other Business.............................................................  28
Voting Procedures..........................................................  28
Stockholder Proposals for 1995 Annual Meeting..............................  29

"Manville" or the "Company" when used in this Proxy Statement refers to Manville Corporation, incorporated in the State of Delaware in 1981, as well as, where applicable, its consolidated subsidiaries, including Riverwood International Corporation ("Riverwood") and Schuller International, Inc. ("Schuller") of which Manville owns approximately 81.5% and 100%, respectively.

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Manville Corporation, with principal offices at Manville Plaza, 717 17th Street, Denver, Colorado 80202, and is revocable at any time by the person giving it prior to its use at the Annual Meeting. If signed and returned, it will authorize the persons named as Proxies to vote on the matters referred to therein. The authority conferred by all properly executed proxies will be exercised by such persons as specified therein.

     Only holders of the Company's common stock, $.01 par value ("Common Stock") of record at the close of business on April 5, 1994, the record date, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, 122,385,436 shares of the Company's Common Stock were outstanding, which constituted the only outstanding class of voting securities of the Company. Each share of Common Stock is entitled to one vote. The shares may not be voted on a cumulative basis.

     Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy before its use. A proxy can be revoked by (i) an instrument of revocation delivered before the Annual Meeting to the Secretary of the Company at the Company's principal executive offices;
(ii) a duly executed proxy bearing a later date or time other than the date or time of the proxy being revoked; or (iii) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a proxy.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's Directors, officers and other employees by personal interview, telephone and telegram. Such persons will receive no additional compensation for such services. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons. The Company will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

     This Proxy Statement and the enclosed proxy card are first being sent to holders of Common Stock on or about April 5, 1994.

                             ELECTION OF DIRECTORS
                               (Proxy Item No. 1)

     Unless marked specifically to the contrary, proxies will be voted For the election as Directors of the persons named below. Directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote in the election. Each Director of the Company shall hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and duly qualified. If any nominee should be unable to serve as Director, an event not now anticipated, proxies may be voted in favor of substitute nominees designated by the Board of Directors. All nominees have indicated their willingness to serve. There is no family relationship between any of the nominees.

     Effective November 28, 1988, Manville consummated its Plan of Reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code. A copy of such Plan is available upon request from the Company. Under the terms of the Plan, the Manville Personal Injury Settlement Trust (the "Trust"), established to handle asbestos-health claims arising out of the Company's operations, is entitled to approve two of the Company's nominees for Director. Robert A. Falise, Chairman and Managing Trustee of the Trust, Louis Klein, Jr. and Christian E. Markey, Jr., Trustees of the Trust, presently are members of the Company's Board and are nominees for election to the Board at the 1994 Annual Meeting. The Trust has agreed that two Trustees elected to the Company's Board satisfy their right of approval.

Bette B. Anderson            Effective January 1, 1991, Ms. Anderson was
President,                   elected President of Kelly, Anderson & Associates,
Kelly, Anderson &            Inc., a Washington, D.C.-based management
Associates, Inc.             consulting and business development firm.  The
Director since 1989          firm provides strategic management, market
Age:  65                     strategy and government relations services to a
                             wide range of U.S. and international clients.
                             Prior to her current position, Ms. Anderson served
                             as managing partner of the consulting firm
                             Anderson, Benjamin, Read & Haney, Inc. from 1984
                             to 1989, and Gray & Company from 1981 to 1983.
                             Ms. Anderson was the first woman to serve as Under
                             Secretary of the Treasury.  From 1977 to 1981, she
                             was responsible for the Treasury's Office of
                             Administration; the Office of Enforcement and
                             Operations; the U.S. Secret Service; the Bureau of
                             Alcohol, Tobacco and Firearms; the U.S. Customs
                             Service; the Bureau of the Mint; the Bureau of
                             Engraving and Printing; the Bureau of Governmental
                             Financial Operations; the Office of the Treasurer
                             of the United States; and the Savings Bond
                             Program.  Before her nomination to the Treasury
                             post, Ms. Anderson was Senior Vice President in
                             charge of credit administration for the Citizens
                             and Southern National Bank of Savannah, Georgia,
                             where she began her banking career in 1947.  Ms.
                             Anderson was educated at Georgia Southern College
                             and the Stonier Graduate School of Banking of
                             Rutgers University.  Ms. Anderson serves on the
                             Boards of Directors of Riverwood International
                             Corporation, ITT Corporation and ITT Financial
                             Corporation.  She is Chairperson of the U.S.
                             Treasury Historical Association, and is a member
                             of the Council for the Miller Foundation at the
                             University of Virginia, the Advisory Council of
                             the Girl Scouts of the United States of America,
                             and the National Commission to Ensure a Strong
                             Competitive Airline Industry.  She also served a
                             four-year appointment as Director for the
                             Metropolitan Washington Airport Authority.   Ms.
                             Anderson is Chairperson of the Compensation
                             Committee and a member of its Audit, Board
                             Organization and Operation, Executive and Health,
                             Safety and Environment Committees.

John C. Burton               Mr. Burton is the Ernst & Young Professor of
Ernst & Young Professor of   Accounting and Finance at the Columbia University
Accounting and Finance,      Graduate School of Business, where he previously
Columbia University          served as Dean from 1982 to 1988.  Before
Graduate School of           returning to Columbia University in 1978, he
Business                     served as Deputy Mayor for Finance of the City of
Director since 1989          New York from 1976 to 1977 and as Chief Accountant
Age:  61                     of the Securities and Exchange Commission in
                             Washington, D.C. from 1972 to 1976. Mr. Burton received his B.A. degree from Haverford College and his M.B.A. and Ph.D. degrees from Columbia
                             University.  Mr. Burton is a Director of Commerce
                             Clearing House, Inc., CPAC, Inc., Scholastic Inc.
                             and Salomon Swapco, Inc. (a wholly owned subsidiary of Salomon Brothers Inc). From 1991 to
                             1994, he was a public governor of the National
                             Association of Securities Dealers. He is also the author of numerous books and articles on accounting and financial subjects. Mr. Burton is a member of both the Consultants' Panel of the Comptroller General of the United States and the Board of Trustees of Millbrook School. Mr. Burton is a member of the Audit and Health, Safety and Environment Committees.


Ernest H. Drew               Dr. Drew is the President, Chief Executive Officer
President, Chief Executive   and a Director of Hoechst Celanese Corporation, an
Officer and Director,        international company formed in 1987 through the
Hoechst Celanese             merger of American Hoechst Corporation and
Corporation                  Celanese Corporation.  Hoechst Celanese
Director since 1989          Corporation, a wholly owned subsidiary of Hoechst
Age:  56                     AG of Frankfurt, Germany, holds leading positions
                             in chemicals, fibers and film, advanced materials and technologies, and the life sciences. He was named to his positions in 1988. Prior to that time, Dr. Drew served as President and Chief
                             Operating Officer from 1987 to 1988, Group Vice
                             President and Director of the Fibers and Chemicals
                             Division from 1986 to 1987 and President of the Celanese Fibers Operation from 1984 to 1986. He received his B.S. degree in Chemistry from the University of Georgia and his M.S. and Ph.D in Organic Chemistry from the University of Illinois.
                             From 1962 to 1965 he served in the U.S. Air Force where he attained the rank of Captain. Dr. Drew also serves on the Boards of Trustees for Hampton
                             University and Drew University, and is a Director of Riverwood International Corporation, Thomas and
                             Betts Corporation and Public Service Enterprise
                             Group Incorporated.  Dr. Drew serves as the
                             Chairman of the Health, Safety and Environment
                             Committee and is a member of the Compensation and Executive Committees.

Robert A. Falise             Mr. Falise was elected a Trustee of the Trust in
Chairman and Managing        December 1991, and became its Chairman and
Trustee,                     Managing Trustee in January 1992.  From 1989
Manville Personal Injury     through December 1991, Mr. Falise was engaged in
Settlement Trust             the private practice of law specializing in
Director since 1992          corporate restructuring and the enhancement of
Age:  61                     shareholder value.  From 1987 to 1989, he served
                             as Executive Vice President and Group Executive of
                             Irving Bank Corporation and Irving Trust Company of New York. From 1980 to 1987, he was Vice
                             President and General Attorney of RCA Corporation.
                             From 1966 to 1980, he was Vice President, General
                             Counsel and Secretary of Dictaphone Corporation.
                             Prior to that, Mr. Falise was in the private practice of corporate law in New York City and served in 1960-61 as Assistant Director of the U.S. Commission on Civil Rights in Washington,
                             D.C., and, earlier, as an Army Judge Advocate
                             Officer specializing in international law in the Pentagon. A graduate of Columbia College, Mr.
                             Falise received his J.D. from Columbia University
                             School of Law.  Mr. Falise is a Director of
                             Riverwood International Corporation, the Caramoor
                             Museum and Center for the Performing Arts,
                             Westchester County, New York.  Mr. Falise is
                             Chairman of the Board Organization and Operation
                             Committee, and a member of its Audit, Compensation and Executive Committees.


Robert E. Fowler, Jr.        Mr. Fowler is President, Chief Operating Officer
President and                and a Director of Vigoro Corporation, a leading
Chief Operating Officer,     North American producer and distributor of potash,
Vigoro Corporation           nitrogen-based fertilizers and related products.
Director since 1989          He previously served as President and Chief
Age:  58                     Executive Officer of BCC Industrial Services,
                             Inc., located in New York City.  He was the
                             Chairman, Chief Executive Officer and President of
                             Josephson Office Products, Inc., from 1987 to
                             1990. Prior to that time he served as President and Chief Operating Officer of Rubbermaid Inc.
                             from 1981 to 1987.  His career prior to joining
                             Rubbermaid Inc. included 24 years with General
                             Electric Company where he became a corporate Vice
                             President in 1978. Mr. Fowler has a bachelor's degree in Chemical Engineering from Vanderbilt
                             University. He also serves as a Director of Riverwood International Corporation, Arvin
                             Industries, Inc. and Alltrisa Corporation.  Mr.
                             Fowler is a member of the Board Organization and Operation, Compensation and Health, Safety and
                             Environment Committees.

Todd Goodwin                 Mr. Goodwin is a General Partner of the New York
Partner,                     investment banking firm Gibbons, Goodwin, van
Gibbons, Goodwin,            Amerongen ("GGvA").  Prior to joining GGvA in
van Amerongen                1984, he was a managing director of Merrill Lynch
Director since 1991          and a partner of White Weld.  Mr. Goodwin is
Age: 62                      currently a Director of Riverwood International
                             Corporation, Horace Mann Educators Corporation,
                             Robert Half International, Rival Company, Schult
                             Homes, Wells Aluminum, Merrill Lynch Institutional
                             Fund, Merrill Lynch Government Fund, and is a
                             Trustee of Merrill Lynch Institutional Tax Exempt
                             Fund, Merrill Lynch Intermediate Fund and Merrill
                             Lynch Treasury Fund.  He received his A.B. from
                             Harvard College in 1954. Mr. Goodwin is a member of the Audit Committee.



Michael N. Hammes            Mr. Hammes is Chairman of the Board and Chief
Chairman and Chief           Executive Officer of The Coleman Corporation, a
Executive Officer,           global marketer and manufacturer of products used
The Coleman Corporation      in the outdoor recreation and hardware industries.
Director since 1992          Mr. Hammes was Vice Chairman of The Black & Decker
Age: 52                      Corporation, and prior to that was Vice President-
                             International Operations for Chrysler Corporation, as well as serving in a number of positions at Ford Motor Corporation with whom he was affiliated for 20 years. He was a financial analyst with Equitable Investments Company before joining Ford
                             Motor Corporation. He holds a bachelor's degree from Georgetown University School of Foreign
                             Service in International Economics/Foreign Trade and an M.B.A. in Finance from New York University.
                             Mr. Hammes is a Director of International
                             Technology Corporation and a member of the Development Board of the College of Business of Eastern Michigan University, and a member of the Board of Trustees of Center Stage Associates, a professional regional theater based in Baltimore.
                             He is a member of the Audit and Compensation
                             Committees.


John Nils Hanson             Mr. Hanson has been Chief Operating Officer and
Chief Operating Officer,     President of Joy Technologies, Inc. in Pittsburgh,
President, and Director,     Pennsylvania, since 1993.  Joy Technologies, Inc.
Joy Technologies, Inc.       ("Joy") is a manufacturer of underground mining
Director since 1992          machinery and environmental equipment.  From 1990
Age:  52                     until he was elected President and a member of the
                             Board, he ran the Mining Machinery Group. Prior to
                             1990, he served as Vice President for
                             Caterpillar, Inc., and President of Solar
                             Turbines Incorporated. From 1973 to 1980, Mr.
                             Hanson held various positions with Gould Inc. He began his career with Westinghouse Electric
                             Corporation in 1965 and held various positions with Westinghouse until 1973. From 1970 to 1971, he was a White House Fellow and served as Executive Assistant to the United States
                             Secretary of Labor. He received his bachelor's degree in Chemical Engineering from Massachusetts
                             Institute of Technology in 1964. In 1965, he also earned a master's degree in Nuclear Engineering from M.I.T. His doctorate degree was obtained from Carnegie Mellon University in Nuclear
                             Science in 1969. Mr. Hanson is a member of the Audit and Health, Safety and Environment
                             Committees.

Louis Klein, Jr.             Mr. Klein, a financial consultant in New York
Trustee,                     City, was elected a Trustee of the Trust in
Manville Personal Injury     December 1991.  Previous positions included
Settlement Trust             Chairman and Chief Executive Officer of Stendig
Director since 1992          Inc., an importer and national marketer of
Age:  58                     prestige contract and residential furniture and
                             textiles; Chairman and Chief Executive Officer of
                             Victoreen Inc., a manufacturer and international marketer of radiation detection and measurement equipment; Managing Director-Corporate Finance of
                             Neuberger & Berman; Managing Director of Ardshiel
                             Associates Inc.; Chairman, President and Chief
                             Executive Officer of Hemdale Enterprises, Inc.; a partner of E.M. Warburg, Pincus & Co.; and a
                             Senior Associate of Lazard Freres & Co. Mr. Klein has been a court-appointed trustee in the divestiture of several businesses pursuant to consent decrees or final orders involving the U.S.
                             Department of Justice and the Federal Trade
                             Commission. Mr. Klein received his A.B. degree from Harvard College and J.D. degree from Columbia
                             Law School.  Mr. Klein serves on the Board of
                             Directors of Riverwood International Corporation and OCTuS, Inc. He is a member of the Audit and Compensation Committees.


Stanley J. Levy              Mr. Levy is a senior partner in the law firm of
Senior Partner,              Levy Phillips & Konigsberg and has specialized in
Levy Phillips & Konigsberg   environmental, toxic tort, product liability and
Director since 1988          securities litigation for the past thirty years.
Age:  59                     He is a graduate of Harvard University and
                             Columbia Law School, and served as Chairman of the official committee representing current asbestos-health claimants in the Company's reorganization proceedings. Mr. Levy's firm represents various personal injury claimants and owners of real property who either filed or will file claims against the Trust or the Manville
                             Property Damage Settlement Trust.  Under
                             Manville's Plan, these claims cannot be asserted against the Company. He is a member of the American Bar Association, the Bar Association of the City of New York and the Association of Trial
                             Lawyers of America, and has served as an Assistant
                             Attorney General of the State of New York and as a member of the Town of North Hempstead Public
                             Employees' Relations Board. Mr. Levy is a member of the Audit and Health, Safety and Environment
                             Committees.

Christian E. Markey, Jr.     A graduate of U.C.L.A. School of Law and a veteran
Trustee,                     of the United States Marine Corps, Judge Markey
Manville Personal Injury     served as Vice President and General Counsel of
Settlement Trust             the University of Southern California from 1988
Director since 1992          until his retirement in 1993.  A Trustee of the
Age:  64                     Trust since its inception, Judge Markey served as
                             a Superior Court judge from 1974 to 1988, following his appointment by Ronald Reagan, then governor of California. Prior to 1974, he was engaged in the private practice of law in California. Judge Markey lectures and teaches at the Whittier College School of Law, the University of Southern California Law Center and at various national and international institutes. He is a former member of the Board of Regents of the University of California. In addition, Judge
                             Markey has been appointed to the Commission on Judicial Performance by the California Supreme
                             Court. Judge Markey was founding Chairman of the Board of the Southern California Center for Law in the Public Interest. He received the Chief
                             Justice Roger Traynor Award from the Los Angeles
                             Trial Lawyers for his extraordinary devotion to justice. Judge Markey is a Director of Riverwood
                             International Corporation and a member of the Board Organization and Operation, Compensation and
                             Health, Safety and Environment Committees.


W. Thomas Stephens           Mr. Stephens was appointed President and Chief
Chairman of the Board,       Executive Officer of Manville in 1986 and
President and Chief          appointed Chairman of the Board of Manville on
Executive Officer,           June 1, 1990.  Prior to that time, he held the
Manville Corporation         position of Executive Vice President and Chief
Director since 1986          Financial Officer from 1984 to 1986.  Mr. Stephens
Age:  51                     earned his B.S. and M.S. degrees in Industrial
                             Engineering from the University of Arkansas in 1965 and 1966, respectively. Mr. Stephens joined
                             Olinkraft, Inc., the predecessor to Riverwood
                             International USA, Inc., Riverwood's primary operating subsidiary, in 1963. Mr. Stephens serves as Chairman of the Board of Directors of Riverwood International Corporation and is a Director of Ball Corp. and Public Service Company of Colorado Inc. He is Chairman of the Executive
                             Committee and is a member of the Board
                             Organization and Operation Committee.


Will M. Storey               Effective March 1, 1991, Mr. Storey was elected
Executive Vice President     Executive Vice President, Chief Financial Officer
and Chief Financial          and Director of American President Companies,
Officer, American President  Ltd., a multi-modal transportation corporation
Companies, Ltd.              with headquarters located in Oakland, California.
Director since 1988          From May 1989 to February 1991, Mr. Storey served
Age:  62                     as Vice Chairman of Manville.  From 1982 to 1988,
                             Mr. Storey was Vice Chairman and Chief Financial
                             Officer of Federated Department Stores, Inc., and prior to that time was Executive Vice President at Boise Cascade Corporation. He has a B.S. degree from Oregon State University and is a Certified
                             Public Accountant.  He is a Director of Riverwood
                             International Corporation, T.I.S. Mortgage
                             Investment Company and Albertson's Inc.  Mr.
                             Storey serves as Chairman of the Audit Committee and is a member of the Compensation and Executive
                             Committees.

Raymond S. Troubh            Mr. Troubh is a financial consultant in New York
Financial Consultant         City and a former governor of the American Stock
Director since 1988          Exchange.  He is a graduate of Bowdoin College and
Age:  67                     Yale Law School, and was a general partner of
                             Lazard Freres & Co., an investment banking firm.
                             Mr. Troubh is a Director of Riverwood
                             International Corporation, ADT Limited, American
                             Maize-Products Company, Applied Power Inc., ARIAD
                             Pharmaceuticals, Inc., Becton, Dickinson and
                             Company, Benson Eyecare Corporation, Foundation
                             Health Corporation, General American Investors
                             Company, The Olsten Corporation, Time Warner, Inc.
                             and Wheeling-Pittsburgh Corporation. He is a member of the Audit, Compensation and Executive
                             Committees.

EXECUTIVE OFFICERS OF THE COMPANY

     The names, ages (as of March 31, 1994) and offices of the Chief Executive Officer and other executive officers of the Company, as of the end of 1993, are listed below. The Company knows of no family relationship among them. Except for Charles Engles, each of the named executive officers has for five years or more served in a managerial or executive capacity with the Company.

     Mr. Engles joined the Company in 1989. From 1983 to 1989, he was Senior Vice President and West Coast Office Manager for the New York-based Trump Group, a family-owned leveraged buy-out firm.


       Officer               Age  Office
       -------               ---  ------

W. Thomas Stephens            51  Chairman of the Board, President,
                                  Chief Executive Officer and a Director

Richard A. Kashnow            52  President, Schuller International, Inc.

Richard B. Von Wald           51  Senior Vice President, General Counsel and
                                  Secretary

Robert E. Cole                44  Senior Vice President, Corporate Finance

Charles R. Engles             46  Senior Vice President, Corporate Development



BOARD ATTENDANCE

     During 1993, the Board of Directors of the Company had 11 meetings. With the exception of Mr. Hammes, all Directors attended a minimum of 75% of the Board of Directors and Committee meetings of which the Director was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has five standing Committees: Audit, Board Organization and Operation, Compensation, Executive and Health, Safety and Environment.

Audit Committee

     At the first meeting of the Board of Directors following the Annual Meeting of Stockholders held on June 4, 1993, the Directors approved a proposal to combine the Audit and Finance Committees. At the August 4, 1993 Board of Directors meeting, the Directors eliminated the combined committee and reinstated the Audit Committee. The combined Committee did not meet during 1993. The Audit Committee met four times and the Finance Committee met twice during 1993. Matters previously within the purview of the Finance Committee concerning the financing of the Company and its operations, the payment of dividends and the management of trusteed benefit plans are now addressed by the full Board of Directors.

     The Audit Committee is currently comprised of Ms. Anderson and Messrs. Burton, Falise, Goodwin, Hammes, Hanson, Klein, Levy, Storey (Chairman) and Troubh. The Audit Committee meets regularly with the Company's internal auditor, independent public accountants, and operating and financial management. The principal functions of the Audit Committee are to: review and report to the Board regarding the annual financial statements and filings with the Securities and Exchange Commission; review and report to the Board with regard to accounting issues significant to the Company; review and report to the Board with regard to internal auditing, accounting and financial controls; review and report to the Board with respect to the appointment of independent public accountants, the annual audit by the independent public accountants, including the scope of the audit, and the compensation of the independent public accountants for both audit and non-audit services; review and report to the Board with regard to the Company's policies governing compliance with laws and regulations, ethics and conflicts of interest and any significant instances of employee misconduct; and review summaries of travel and entertainment expenses of all officers of the Company.

Committee on Board Organization and Operation

    The Committee on Board Organization and Operation is currently comprised of Ms. Anderson and Messrs. Falise (Chairman), Fowler, Markey and Stephens. The Committee met four times during 1993. The Committee on Board Organization and Operation considers and makes recommendations to the Board with regard to composition of the Board and matters relating to the organization, operation, function, compensation and procedures of the Board and its Committees.

    Persons recommended by stockholders of the Company as suitable nominees for the position of Director are referred to the Committee on Board Organization and Operation for its consideration. Stockholders wishing to recommend persons for election to the position of Director should send their recommendations to the Secretary of the Company.

Compensation Committee

    The Compensation Committee is currently comprised of Ms. Anderson (Chairperson) and Messrs. Drew, Falise, Fowler, Hammes, Klein, Markey, Storey and Troubh. The Compensation Committee met four times during 1993. The principal functions of the Compensation Committee are to: approve and report to the Board with respect to executive compensation, except those matters relating to the compensation of the Chief Executive Officer, which is approved by the full Board; review employee benefit programs and approve or recommend changes therein to the Board; and review with the Chief Executive Officer matters relating to management development and succession.

Executive Committee

    The Executive Committee is currently comprised of Ms. Anderson and Messrs. Drew, Falise, Stephens (Chairman), Storey and Troubh. The Executive Committee did not meet during 1993. The Executive Committee is delegated the authority of the full Board during the intervals between Board meetings insofar as may be lawful, except for actions relating to the declaration or payment of dividends. The Executive Committee has the responsibility to report actions taken by it to the full Board at the next meeting of the Board.

Health, Safety and Environment Committee

    The Health, Safety and Environment Committee is currently comprised of Ms. Anderson and Messrs. Burton, Drew (Chairman), Fowler, Hanson, Levy and Markey. The Health, Safety and Environment Committee met twice during 1993. The principal functions of the Health, Safety and Environment Committee are to provide oversight and to report and make recommendations to the Board with respect to the Company's activities relating to health, safety and environmental issues and product safety.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Trust owns approximately 80% of the Company's Common Stock and by virtue of such stock ownership is free to nominate and elect Manville Directors as the Trust determines. Three of the Company's fourteen Directors, Robert A. Falise, Chairman and Managing Trustee, Louis Klein, Jr. and Christian E. Markey, Jr. are Trustees of the Trust. As described in the Plan and related exhibits, various payments to the Trust are to be made by Manville in the future and certain funds in this regard have already been transferred. Under the Plan, the Trust was funded with assets, including fifty percent of

Manville's Common Stock and convertible preferred stock entitling the Trust to increase its Common Stock holdings to approximately eighty percent (which increase took place in December 1992), Manville bonds, and the right to receive up to 20% of Manville's annual profits. In conjunction with the settlement of a class action lawsuit in November 1990, the Company and the Trust entered into a series of agreements (the "Arrangement") designed to enhance the Trust's liquidity. Final court approval of the class action settlement was a condition to certain aspects of the Arrangement. In December 1992, an appeals court reversed the settlement of the class action. The decision of the appeals court became final resulting in the termination of certain aspects of the Arrangement. For further discussion of the Plan and the Arrangement, see Footnotes 2 and 4 of the Company's Financial Statements contained in the enclosed Manville Corporation 1993 Annual Report.

COMPENSATION OF DIRECTORS

    W. T. Stephens is the only Director who is employed by the Company. He receives no fees for serving as a Director in addition to his regular compensation.

    During 1993, Ms. Anderson and Messrs. Falise, Klein, Storey and Troubh each provided services as a Director of the Company in addition to their services as members of the Board of Directors. For those additional services, Ms. Anderson, Messrs. Klein and Troubh each received $500; Mr. Falise received $1,000; and Mr. Storey received $1,500.

    All non-employee Directors except Messrs. Falise, Klein and Markey subsequent to October 1, 1993, receive an annual retainer of $25,000, $1,000 for each Board meeting attended and $750 for each Committee of the Board meeting attended. Effective June 1, 1993, each Director (other than Messrs. Falise and Stephens) who serves as a Committee Chairman is paid an additional $2,500 per year. From January 1993 through September 30, 1993, payment of Directors' fees were made directly to the Trustees of the Trust who served as Directors. Commencing October 1, 1993, Director's fees earned by the Company's Directors who are Trustees of the Trust were paid directly to the Trust pursuant to an amendment of the Manville Personal Injury Settlement Trust Agreement (the "Trust Agreement").

    George C. Dillon was retained as a consultant by the Company during 1993 and received consulting fees of $5,000 for his services. Mr. Dillon retired as a Director on June 4, 1993.

    In 1988, the Company adopted a retirement program for non-employee Directors of the Company which provides for continued payment of the annual retainer in effect at the time of the Director's retirement. If the retiring Director has served as a Director of the Company for five or more years and has attained age 70, continued payment of the retainer is for life. If the retiring Director has served as a Director for five or more years but has not attained age 70, the retainer continues for a period of years equal to the number of years of service or for life, whichever is less. No retirement benefits are paid to any Director retiring with less than five years service.

    In November 1992, the Company entered into an irrevocable trust arrangement with an independent financial institution to fund the retirement benefits expected to be paid to retiring Directors. The irrevocable trust was funded with $1,500,000, an amount determined by an independent actuary to be sufficient as of October 27, 1992 to fund the anticipated retirement benefits payable to retired or retiring Directors. In August, 1993, $275,000 of supplemental funding was contributed to the irrevocable trust based on the calculations of an independent actuary.

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee

    The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside Directors. The Board of Directors has delegated to the Committee the responsibility for establishing and administering the Company's executive compensation plans subject to the Board's final approval of major new compensation systems and the Chief Executive Officer's compensation. The Committee consults with outside compensation consultants, attorneys, and other specialists. The Committee's unanimous approval of the Company's executive compensation programs in 1993 was based on each Committee member's judgment and evaluation of the various factors underlying the overall compensation philosophy described below.

    A primary objective of the Committee is to work with management to design and implement compensation systems that both attract and retain a top quality management team and motivate that team to produce and enhance stockholder value. The guiding principle of the Company's compensation system is "Pay for Performance," with an emphasis on variable pay tied to the attainment of performance goals. Under the Pay for Performance philosophy used throughout the organization, if the Company accomplishes its earnings plan, the combination of annual incentive bonuses which are dependent on performance, equity related long-term awards, and base salary, offers the opportunity for executives' total compensation from all sources over a number of years to average at competitive levels of total compensation of Comparable Companies, as defined below. If the Company surpasses its earnings objectives, this combination of incentives, equity and salary can cause total compensation to reach the average of the upper third of total compensation of Comparable Companies.

    The design of the compensation system is intended to align the interests of the executives with the interests of stockholders. Base salary and annual incentive compensation are tied to the achievement of goals set by the Board of Directors for corporate, subsidiary, and business unit performance and are designed to encourage employees to anticipate and respond to business challenges and opportunities while avoiding an entitlement attitude.

    Together with its outside experts, the Committee evaluates compensation practices of other companies and the prevailing salary and total compensation levels for various levels of performance. Comparisons are made with compensation levels for most of the companies which are included in the S&P Paper and Forest Products Index and the S&P Building Materials Index, as well as compensation levels for companies of Manville's size in general industry ("Comparable Companies"). The Committee believes that pay comparisons should not be limited to the S&P Paper and Forest Products Index and the S&P Building Materials Index, since the availability of, and competition for, executive talent is not so limited. "Competitive levels" are determined based upon the average of the median levels of compensation among companies in the various surveys utilized. The Company's mix of businesses, its unique stock ownership, its commitments to the Trust, and its strategic and tactical objectives are considered by the Committee when compensation policies are established.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), recently enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally limits the corporate deduction for compensation paid to executive officers of the Company, or its publicly traded subsidiary Riverwood, to $1 million, unless certain requirements are met. Based on current compensation levels and the design of the Company's compensation program, the Committee does not believe that the compensation payable to executives will exceed this limitation for 1994. The Committee has not determined whether, or the extent to which, modifications to the current compensation programs are necessary or whether it will, as a matter of policy, take such action as is necessary to ensure full deductibility of all compensation paid to named executive officers.

Compensation Philosophy

    This section outlines the Committee's philosophy for administering the three major components of executive pay: base salary, annual incentive and long-term incentive.

Base Salaries. The Committee determines base salaries of executives in accordance with an executive's experience and expertise in his or her position, the significance of the position to the Company and market data for similar positions as developed by the Company and its outside experts. Individual salary increases are based on each person's performance as evaluated and approved by the Committee. The Company's average base salaries are lower than competitive levels for similar positions in Comparable Companies. The Committee uses a variety of compensation surveys, as discussed above, to evaluate competitive compensation practices. Increases in base salaries for executive officers as a whole in 1993 averaged 1.4%.

Annual Incentive Bonus. Since 1987, the Company has utilized an annual incentive pay plan that provides larger than average bonus pay when Company performance exceeds targets approved by the Committee. The annual incentive pay plan also severely reduces or eliminates bonuses when Company performance fails to achieve those targets. Specifically, this plan is designed to offer significant awards when actual performance reaches or exceeds a level significantly above targeted performance levels. Conversely, under the formula in the plan, executives would be entitled to minimal or no awards when actual performance fails to reach minimum performance levels.

    For 1993, the maximum bonus potential, according to the formula in the plan, would be triggered at 130% of income from operations targets and the minimum bonus award required the achievement of 70% of income from operations targets. The annual performance target and maximum and minimum performance levels are reviewed and approved by the Committee at the beginning of each year. The Committee has authority to, and does when appropriate, override the annual bonus formula based on assessments of overall and individual performance.

    In 1993, the Committee weighted 75% of the bonus on financial goals and 25% of the bonus on the Committee's assessment of an individual executive's performance. In considering individual awards, the Committee used its business judgment, and considered the following criteria: 1) financial results of Schuller which exceeded bonus target levels; 2) capital restructuring successfully undertaken during 1993; and 3) smooth transition of corporate functions to Schuller and Riverwood. The Committee also took into account the Chief Executive Officer's appraisal of each executive officer. The Committee made its decision regarding individual awards without formally assigning any specific weighting to the foregoing criteria. For 1993, Manville exceeded the minimum financial threshold of 70% and Schuller exceeded the financial target of 100%; therefore, the Company paid out incentives based on the terms of the plan. In summary, aggregate annual incentive compensation for 1993 was 121.7% of target bonuses.

CEO Compensation. Mr. Stephens' total compensation has been determined according to the principles described above. Mr. Stephens' base salary during 1993 was $500,000, which is well below the average of annual salaries for chief executive officers of Comparable Companies, and reflects a voluntary 10% reduction by Mr. Stephens from his 1992 base salary.

    Based on the formula used to determine bonuses under the Company's annual incentive plan described above, and assuming the Company had achieved 100% of its income from operations objective, Mr. Stephens would have been paid a bonus for 1993 of $400,000. Because the Company achieved approximately 73% of its income from operations objective, Mr. Stephens' bonus for 1993 was substantially reduced. The Committee approved an award to Mr. Stephens based on a subjective evaluation of his individual performance. In determining this individual award, the Committee considered the achievements noted above. The total bonus of $300,000 was 75% of what his bonus would have been had Mr. Stephens received 100% of his target award.

Long-Term Incentive Plans. To attract and retain top quality management, the Company uses several types of equity-related, long-term incentives for the Company's executive officers: stock options, stock appreciation rights ("SARs"), restricted stock, and cash payments based on dividends and other distributions on its Common Stock. All outstanding options and SARs are vested.

    Long-term incentive grants are generally made in multi-year cycles, with the cycles ranging from three to five years. The current five-year cycle of awards was initiated in January 1991 and was based on the discounted present value of long-term compensation paid by Comparable Companies. This cycle was made up of grants of performance shares (which were in the nature of phantom stock) plus performance units issued pursuant to the Long-Term Cash Incentive Plan ("LTCIP") that entitle the holders to cash payments based on dividends and other distributions of the Company's Common Stock. On December 9, 1992, all outstanding performance shares were converted to shares of restricted stock subject to the performance shares' remaining vesting schedules. The restricted stock grants are "front-end loaded and back-end vested" in that the majority of the vesting of the restricted stock occurs in the last two years of the five-year vesting period.

    The LTCIP was designed to reward performance by executives if and to the extent they raised funds to enable the Company to meet its special dividend commitments pursuant to the Arrangement (see "Certain Relationships and Related Transactions"). No payments under the LTCIP were made in 1993. Upon a change in control which terminates the Company's obligation to pay special dividends, as defined in the LTCIP, the value of any special dividend commitments not yet paid to stockholders (as described in the LTCIP) would be paid to participants. The LTCIP terminates December 31, 1995.

    The Committee believes the design of its total compensation system accomplishes the Company's goals of attracting new management talent, retaining the Company's existing quality management team and aligning the interests of executives with those of stockholders.

Bette B. Anderson, Chairperson
Ernest H. Drew
Robert A. Falise
Robert E. Fowler, Jr.
Michael N. Hammes
Louis Klein, Jr.
Christian E. Markey, Jr.
Will M. Storey
Raymond S. Troubh

COMPENSATION SUMMARY

    The following Summary Compensation Table sets forth the salary, bonus and other compensation earned during 1991 through 1993 by W. Thomas Stephens, the Company's Chief Executive Officer, and by each of the other four most highly paid executive officers of the Company (the "Named Executive Officers"). Bonuses are shown for the year earned, although these are generally paid at the beginning of the subsequent year.

                             MANVILLE CORPORATION

                          SUMMARY COMPENSATION TABLE

                         YEAR ENDED DECEMBER 31, 1993

- -----------------------------------------------------------------------------------------------------------------------------
                                                                               Long-Term Compensation
                                                                    ------------------------------------------
                                      Annual Compensation                      Awards              Payouts
- -----------------------------------------------------------------------------------------------------------------------------
                                                        (1)              (2)            (3)           (4)            (5)
- -----------------------------------------------------------------------------------------------------------------------------
                                                    Other Annual     Restricted                                   All Other
     Name and                                       Compensation       Stock        Options/SARs     LTCIP      Compensation
 Principal Position    Year   Salary ($)  Bonus ($)     ($)         Award(s) ($)        (#)        Payouts ($)      ($)
=============================================================================================================================
   W. Thomas           1993    500,000    300,000       3,419             -0-           -0-           -0-          83,994
   Stephens
  Ch. of Bd.,
President, CEO &
   Director
- -----------------------------------------------------------------------------------------------------------------------------
                       1992    550,000    298,404         531             -0-           -0-       998,400         269,630
- -----------------------------------------------------------------------------------------------------------------------------
                       1991    500,000     75,000         293       1,472,088           -0-           -0-         143,238
=============================================================================================================================
Richard A. Kashnow     1993    265,000    320,114       3,259             -0-           -0-           -0-           8,994
    President
    Schuller
International, Inc.
- -----------------------------------------------------------------------------------------------------------------------------
                       1992    265,000    250,000       3,256             -0-           -0-       291,200           7,130
- -----------------------------------------------------------------------------------------------------------------------------
                       1991    233,333     30,000          53         473,944           -0-           -0-           4,238
=============================================================================================================================
Richard B. Von Wald    1993    225,000    150,000         930             -0-           -0-           -0-           8,994
     Sr. V.P.,
   Gen. Counsel
   & Secretary
- -----------------------------------------------------------------------------------------------------------------------------
                       1992    225,000    150,000             502             -0-           -0-       174,720         257,130
- -----------------------------------------------------------------------------------------------------------------------------
                       1991    212,500     30,000             -0-         237,303           -0-           -0-           4,238
=============================================================================================================================

                             MANVILLE CORPORATION

                          SUMMARY COMPENSATION TABLE

                         YEAR ENDED DECEMBER 31, 1993

- -----------------------------------------------------------------------------------------------------------------------------
                                                                               Long-Term Compensation
                                                                    ------------------------------------------
                                      Annual Compensation                      Awards              Payouts
- -----------------------------------------------------------------------------------------------------------------------------
                                                        (1)              (2)            (3)           (4)            (5)
- -----------------------------------------------------------------------------------------------------------------------------
                                                    Other Annual     Restricted                                   All Other
     Name and                                       Compensation       Stock        Options/SARs     LTCIP      Compensation
 Principal Position    Year   Salary ($)  Bonus ($)     ($)         Award(s) ($)        (#)        Payouts ($)      ($)
=============================================================================================================================
 Robert E. Cole        1993    200,000    150,000         -0-             -0-           -0-           -0-           8,994
   Sr. V.P. -
Corporate Finance
- -----------------------------------------------------------------------------------------------------------------------------
                       1992    200,000    150,000         -0-             -0-           -0-       151,840         187,130
- -----------------------------------------------------------------------------------------------------------------------------
                       1991    175,000     30,000       1,086         204,403           -0-           -0-           4,238
=============================================================================================================================
Charles R. Engles      1993    200,000     54,246          62             -0-           -0-           -0-           8,994
    Sr. V.P. -
    Corporate
   Development
- -----------------------------------------------------------------------------------------------------------------------------
                       1992    200,000     92,234         122             -0-           -0-       116,480           7,130
- -----------------------------------------------------------------------------------------------------------------------------
                       1991    200,000     30,000          53         145,003           -0-           -0-           4,238
=============================================================================================================================

(1) Other Annual Compensation represents tax reimbursed by the Company to the Named Executive Officers.

(2) The value of restricted stock award(s) represents the grant price less $.01 per share paid or to be paid by each Named Executive Officer on restricted stock award(s) times the number of shares granted in the year indicated.
    The number and value of aggregate restricted stock holdings for each of the Named Executive Officers at the end of 1993, based on the net fair market value of the Company stock on December 31, 1993 is as follows: Mr. Stephens
    - 255,000 shares with a value of $2,167,500; Mr. Kashnow - 71,139 shares with a value of $604,682; Mr. Von Wald - 45,000 shares with a value of $382,500; Mr. Cole - 37,500 shares with a value of $318,750; and Mr. Engles
    - 30,000 shares with a value of $255,000. The following table shows the vesting schedule of all shares awarded which have not previously vested for the five Named Executive Officers:


              ==================================================
                                 1994    1995    1996    TOTAL
              ==================================================
              W. T. Stephens    68,000  85,000  102,000  255,000
              --------------------------------------------------
              R. A. Kashnow     16,139  25,000   30,000   71,139
              --------------------------------------------------
              R. B. Von Wald    12,000  15,000   18,000   45,000
              --------------------------------------------------
              R. E. Cole        10,000  12,500   15,000   37,500
              --------------------------------------------------
              C. R. Engles       8,000  10,000   12,000   30,000
              ==================================================

    Each share of restricted stock is entitled to receive dividends declared and paid on shares of the Company's common stock. In 1993, the Company paid dividends of $1.04 per share of Common Stock. Upon the occurrence of certain events which constitute a "change in control," as defined in the Manville Corporation Stock Incentive Plan, and upon the occurrence of events described in the award agreements thereunder, all outstanding shares of restricted stock become immediately vested and their value may be paid in cash to the holders.

(3) No Options or SARs were granted in any year indicated.

(4) Payouts are on Performance Units issued pursuant to the Manville Corporation Long-Term Cash Incentive Plan. No payouts were made in 1993. During 1992, holders of Performance Units, including the Named Executive Officers, received two payments of $1.04 each per Performance Unit. At December 31, 1993, the Named Executive Officers held the following number of Performance
    Units: Mr. Stephens - 480,000; Mr. Kashnow - 140,000; Mr. Von Wald - 84,000; Mr. Cole - 73,000; and Mr. Engles - 56,000.

(5) Amounts in this column include the Company's $8,994 contribution to the Named Executive Officers' accounts in the Manville Corporation Thrift Plan. The amount shown for Mr. Stephens includes $75,000 for 1993, $262,500 for 1992 (both paid in the third quarter of 1993) and $139,000 for 1991 (paid in the first quarter of 1992), contributed by the Company to a secular trust to fund Mr. Stephens' supplemental pension plan benefits. Of the amounts shown for Messrs. Cole and Von Wald, $180,000 and $250,000, respectively, represent one-time prefunding payments to Messrs. Cole and Von Wald of supplemental retirement benefits paid in 1992. These payments are subject to repayment to the Company in the event Messrs. Cole's or Von Wald's employment is terminated for cause. The payments reduce the value of any benefits payable under the Company's non-qualified supplemental retirement plan to Messrs. Cole or Von Wald.

       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END
                               OPTION/SAR VALUES

  The following table provides information concerning the exercise of stock options and SARs by the Named Executive Officers during the last completed year and the value of unexercised options and SARs based on the difference between the Company's stock price at the close of trading on December 31, 1993 and the exercise price of the Option or SAR.

                             MANVILLE CORPORATION
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND YEAR-END OPTION/SAR VALUES


                         YEAR ENDED DECEMBER 31, 1993
- -------------------------------------------------------------------------------------------------------------------------
        (a)                   (b)                 (c)                     (d)(1)                          (e)(2)
- -------------------------------------------------------------------------------------------------------------------------
                                                                    Number of Unexercised           Value of Unexercised
                                                                      Options and SARs           In-the-Money Options/SARs
                                                                        at FY-End (#)                  at FY-End ($)
                       Shares Acquired on
        Name              Exercise (#)      Value Realized ($)    Exercisable/Unexercisable      Exercisable/Unexercisable
=========================================================================================================================
W. Thomas Stephens            None                None                          208,000/0                      $182,000/0
       CEO
- -------------------------------------------------------------------------------------------------------------------------
Richard A. Kashnow            None                None                           84,800/0                      $103,450/0
- -------------------------------------------------------------------------------------------------------------------------
Richard B. Von Wald           None              63,600 (3)                       42,400/0                      $ 37,100/0
- -------------------------------------------------------------------------------------------------------------------------
Robert E. Cole                None                None                           56,400/0                      $ 49,350/0
- -------------------------------------------------------------------------------------------------------------------------
Charles R. Engles             None                None                           42,400/0                      $ 37,100/0
=========================================================================================================================

  (1) All are fully vested and exercisable and, except for Messrs. Von Wald and Engles, include equal numbers of Options and freestanding SARs related to the Company's Common Stock. Messrs. Von Wald and Engles hold 42,400 Options only. See note 3 below.

  (2) Based upon the Company's Closing Stock Price of $8.50 on December 31, 1993, less the exercise price of $7.625 for all Options and SARs, except 19,000 SARs and 19,000 Options owned by Mr. Kashnow with an exercise price of $6.875 per share. All are fully vested and exercisable.

  (3) On March 19, 1993, Mr. Von Wald exercised 42,400 SARs with an exercise price of $7.625 per share at $9.125 per share, the then current market value of the Company's Common Stock.

PENSION PLAN

  Salaried employees and employees at designated non-union locations of Manville and its subsidiaries (except Riverwood whose employees are covered by separate plans) are participants in the Manville Employees Retirement Plan (the "Retirement Plan"). Pension benefits under the Retirement Plan are limited to the amounts allowed by the provisions of the Code. The Company has adopted a Supplemental Pension Plan ("Supplemental Plan") that provides for payment of the difference between the benefits earned pursuant to the Retirement Plan, without regard to Code limits, and the amounts actually available from the Retirement Plan. Former and current executive officers (other than Mr. Stephens), and other employees, are eligible to participate in the Supplemental Plan. The Supplemental Plan may be funded by contributions to an irrevocable Supplemental Pension Plan Trust ("Pension Trust") for the accounts of participants. Contributions totalling $213,000 with respect to 1991 and $199,865 with respect to 1992, were made in 1992 by the Company to the Pension Trust for two former executive officers. No further contributions have been made to the Pension Trust. All contributions to the Pension Trust to fund the Supplemental Plan and earnings thereon are fully taxable to the individual, deductible by the Company and are reduced by applicable withholding taxes.

  The following Pension Plan Table sets forth the estimated annual benefits payable upon retirement, including amounts attributable to the Supplemental Pension Plan, for specified remuneration levels and years of service.

                                     Years of Service
                     ------------------------------------------------
  Remuneration/1/       15        20        25        30        35
  ---------------    --------  --------  --------  --------  --------
 $  125,000          $ 25,042  $ 33,389  $ 41,736  $ 50,083  $ 58,430
    150,000            30,292    40,390    50,487    60,584    70,682
    175,000            35,541    47,388    59,235    71,082    82,929
    200,000            40,792    54,389    67,986    81,583    95,180
    250,000            51,291    68,388    85,485   102,582   119,679
    300,000            61,792    82,390   102,987   123,584   144,182
    400,000            82,791   110,388   137,985   165,582   193,179
    500,000           103,792   138,389   172,986   207,583   242,180
    600,000           125,792   166,390   207,987   249,584   291,182
    700,000           145,791   194,388   242,985   291,582   340,179
    800,000           166,792   222,389   277,986   333,583   389,180
    900,000           187,792   250,390   312,987   375,584   438,182
  1,000,000           208,791   278,388   347,985   417,582   487,179

/1/ Assumed five-year average salary including Annual Incentive Compensation Plan payments but excluding Executive Long-Term Cash Incentive Plan payments.
- ------------------------------

NOTES:
A. Had the individuals named in the Summary Compensation Table retired as of December 31, 1993, their respective five-year average salaries plus bonus, for purposes of the table set forth above, would have been as follows: Mr. Stephens, $804,747; Mr. Kashnow, $342,000; Mr. Von Wald, $347,476; Mr.
     Cole, $266,800; and Mr. Engles, $290,294.

B. On December 31, 1993, the individuals named in the Summary Compensation Table had the following years of credited service under the Retirement
     Plan: Mr. Stephens - 27; Mr. Kashnow - 6; Mr. Von Wald - 20; Mr. Cole - 20; and Mr. Engles - 5.

C. The Retirement Plan provides for payment of a retirement allowance based on 1.02% of the participant's five-year average final salary up to Covered Compensation (as defined in the Retirement Plan) plus 1.4% of the participant's average final salary over Covered Compensation multiplied by the participant's years of benefit service up to a maximum of 35 years plus 1.33% of the participant's average final salary multiplied by the participant's years of service over 35 plus 2.5% of the value of the participant's refunded contributions and interest compounded at 5.0% until normal retirement age. Covered compensation in 1993 was $21,192 and will be $22,716 in 1994. Salary, as defined in the Retirement Plan, includes payments under the Annual Incentive Compensation Plan, but excludes payments under the Company's LTCIP. The benefits are determined by using straight life annuity amounts and are not subject to reduction for Social Security benefits.

Employment Agreements

  Each of the Named Executive Officers and certain other salaried executives of the Company have entered into three-year employment agreements with the Company which provide for lump sum separation payments upon any termination of employment other than termination for cause, voluntary resignation without "good reason" as defined in the employment agreements, or termination as a result of death, disability or retirement. For the Named Executive Officers, prior to a "change in control," as defined in the employment agreements, separation payments under such contracts generally would have equalled a total of two times the annual salary, the full year bonus at target levels of performance under the Annual Incentive Compensation Plan and certain other benefits. Following a change in control, the definitions of "cause" and "good reason" are liberalized and benefits payable enhanced. Following a change of control, upon a termination of employment other than (i) for cause, (ii) a voluntary resignation without "good reason" or (iii) as a result of death, disability or retirement, subject to a cap to limit any loss of tax deductions by the Company as a result of the "golden parachute" tax rules, benefits include two years' annual salary, two years' target annual bonus, two years' additional credit under the Supplemental Plan (but only after reaching age 55 in the case of Messrs. Cole, Stephens and Von Wald), a pro-rata portion of the target annual bonus for the year of termination, the cash value of any unpaid performance units, a payment equal to the cost of 36 months welfare benefits and 24 months of continued perquisites.

  The Board of Directors has also adopted key man supplemental retirement agreements ("Key Man Agreements") that are payable in the event of termination of employment or death prior to age 55 and prior to the completion of 25 years of employment with the Company (i) to Messrs. Stephens, Cole and Von Wald, or
(ii) to each individual's surviving spouse, if any.

  The single life annual annuity for Mr. Stephens under his Key Man Agreement will increase from $212,600 if he terminates employment in 1994 to $304,297 if he terminates employment in 1997 before he reaches age 55. These amounts will be offset by benefits payable to Mr. Stephens under the Retirement Plan. Mr. Stephens' benefit under his Key Man Agreement at and after age 55 is equivalent to the benefit he would be entitled to receive under the Supplemental Plan were he a participant in the Supplemental Plan. Mr. Stephens' Key Man Agreement is funded by irrevocable contributions to the Pension Trust. It is contemplated that the asset value of Mr. Stephens' account in the Pension Trust in 1997, when Mr. Stephens will first be eligible for early retirement, will equal the amount necessary to fund Mr. Stephens' Key Man Agreement benefit. All contributions to the Pension Trust to fund the Key Man Agreement, and earnings thereon, are fully taxable to Mr. Stephens, deductible to the Company and are reduced by applicable withholding taxes.

  The single life annual annuity for Mr. Cole under his Key Man Agreement will increase from $48,584 (payable at age 50) if he terminates employment in 1994 to $79,305 if he terminates employment in 2004 before he attains age 55. The single life annual annuity for Mr. Von Wald under his Key Man Agreement will decrease from $45,016 if he terminates employment in 1993 to $21,752 if he terminates employment in 1998 before he attains age 55 and completes 25 years of employment with Manville. In partial prepayment of the benefits payable under the Key Man Agreements for Messrs. Cole and Von Wald, in lieu of providing a segregated trust fund similar to Mr. Stephens', the Company paid Messrs. Cole and Von Wald $180,000 and $250,000, respectively, in 1992. The payments are refundable only in the event of the termination of Messrs. Cole's or Von Wald's employment for cause. The amounts paid by the Company will reduce benefits to be paid to Messrs. Cole and Von Wald under the Key Man Agreement or the Supplemental Plan, as the case may be. If retirement, termination of employment or death occurs after age 55, and after completion of 25 years of service, Messrs. Cole and Von Wald will not receive benefits under the Key Man Agreements, but instead will receive their retirement benefits solely under the Retirement Plan and the Supplemental Plan and Mr. Stephens will receive benefits under the Retirement Plan and his Key Man Agreement calculated in a manner consistent with the Supplemental Plan.

PERFORMANCE GRAPH

  Presented below is a graph comparing the total stockholder return on the Company's Common Stock, assuming full dividend reinvestment, with the Standard & Poor's 500 Index, the Standard & Poor's Paper & Forest Products Index and the Standard & Poor's Building Materials Index. The graph compares the Company's performance to the other indices for the five-year period from December 31, 1988 through December 31, 1993.

INSERT PERFORMANCE GRAPH


                         [GRAPH APPEARS HERE]

                                       RIVERWOOD    PEER      PEER
Measurement period        MANVILLE   INTERNATIONAL  GROUP     GROUP   BROAD
(Fiscal year Covered)   CORPORATION   CORPORATION   (400)     (155)   MARKET
- ---------------------   -----------  -------------  -----     -----   ------
Measurement PT -
12/31/1988                $100.00      $           $100.00   $100.00  $100.00

FYE 12/31/1989            $128.07      $           $121.28   $101.64  $131.68
FYE 12/31/1990            $ 64.91      $           $109.57   $ 75.99  $127.58
FYE 12/31/1991            $110.53      $100.00     $138.98   $108.77  $166.47
FYE 12/31/1992            $135.65      $ 96.76     $158.91   $139.14  $179.20
FYE 12/31/1993            $150.79      $120.95     $175.13   $172.41  $197.26


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

  The following table sets forth the identity of beneficial owners believed by the Company to own more than 5.0% of the outstanding shares of the Company's Common Stock as of March 15, 1994.


   Title of         Name and Address of         Amount and Nature of    Percent
    Class            Beneficial Owner           Beneficial Ownership    of Class
   --------         -------------------         --------------------    --------
   Manville          Manville Personal            96,000,000 shares
    Common       Injury Settlement Trust/1/         directly held        80%/2/
    Stock     8260 Willow Oaks Corporate Drive
                        Sixth Floor
                      P. O. Box 10415
                  Fairfax, Virginia 22031

Security Ownership of Management

       The following table sets forth the number of shares of Common Stock of the Company beneficially owned by all Directors and executive officers and all current Directors and executive officers as a group as of March 15, 1994. With respect to executive officers of the Company, the number of shares beneficially owned includes shares owned as of March 15, 1994 pursuant to the Manville Employees Thrift Plan. Each Director and executive officer has sole voting and investment power with respect to such shares except that 324,500 shares owned by the current executive officers as a group are restricted as to transfer pursuant to the Manville Corporation Stock Incentive Plan. As of March 15, 1994, the percentage of Common Stock beneficially owned by any Director, or by all Directors and executive officers as a group, does not exceed more than 1.0% of the outstanding shares of the Company's Common Stock.

                                                                Common Stock
   Name of Beneficial Owner                                  Beneficially Owned
   ------------------------                                  ------------------
   Bette B. Anderson...........................................         500
   John C. Burton..............................................       1,000
   Robert E. Cole..............................................      61,591
   Ernest H. Drew..............................................       5,000
   Charles R. Engles...........................................      38,820


- ---------------------------
  /1/ At March 15, 1994, the Trustees of the Trust were: Robert A. Falise, Chairman and Managing Trustee, Louis Klein, Jr., Frank Macchiarola, Christian E. Markey, Jr. and Charles T. Hagel. Messrs. Falise, Klein and Markey serve on the Company's Board of Directors.

  /2/ Up to 48 million shares of new Manville Common Stock were to be issued as part of the Plan. Upon consummation of the Plan, 24 million shares were issued to the Trust and 11 million shares were issued to creditors. The remaining 13 million shares were available for issuance upon exchange of old Preferred and Common Stock. Pursuant to the Plan, holders of old Manville Preferred and Common Stock were required to exchange their securities on or before November 28, 1993, to receive new Manville securities. The Trust also converted 7.2 million shares of Manville's convertible preferred stock into 72 million shares of Common Stock. The Company knows of no other holder of more than 5% of the Company's Common Stock.


   Robert A. Falise............................................  96,000,000/1/
   Robert E. Fowler, Jr........................................       4,000
   Todd Goodwin................................................      19,100
   Michael N. Hammes...........................................           0
   John N. Hanson..............................................       1,000
   Richard A. Kashnow..........................................     100,662
   Louis Klein, Jr.............................................  96,000,000/1/
   Stanley J. Levy.............................................       1,000
   Christian E. Markey, Jr.....................................  96,000,000/1/
   W. Thomas Stephens..........................................     352,155
   Will M. Storey..............................................       2,000
   Raymond S. Troubh...........................................       5,000
   Richard B. Von Wald.........................................      77,020
   All Directors and current executive officers as a group
    (18 persons)...............................................  96,668,848/1/
                                                                 ----------


- ----------------------
  /1/ These shares are owned by the Trust, of which Mr. Falise is the Chairman and Managing Trustee, and Messrs. Klein and Markey are Trustees. Voting power with respect to such shares is shared by all five Trustees of the Trust, and none of Messrs. Falise, Klein or Markey can vote the shares alone. Each of Messrs. Falise, Klein and Markey disclaims beneficial ownership of any shares of Manville Common Stock. Pursuant to the Manville Personal Injury Settlement Trust Agreement, no Trustee may individually own any securities of the Company or its affiliates or have any other direct or indirect financial interest in the Company or its affiliates.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                               (Proxy Item No. 2)

    The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders at the forthcoming Annual Meeting, the firm of Coopers & Lybrand as independent accountants of the Company for the year 1994. Coopers & Lybrand has acted as the independent accountants of the Company for more than fifty years and, the Company is advised, has had no financial interest, direct or indirect, in the Company or any affiliate thereof, nor, other than providing certain non-audit services, any other connection with the Company during the past three years. Representatives of Coopers & Lybrand will be present at the Annual Meeting to answer appropriate questions from stockholders and will have an opportunity to make a statement to stockholders.

    During 1993, the Company paid Coopers & Lybrand approximately $2.0 million for audit services, and approximately $.6 million for non-audit services. Audit services rendered in 1993 included services related to recurring audit activities and non-recurring audit activities for debt and equity offerings. Non-audit services consisted primarily of tax consultation and services related to accounting for retiree medical expenses.

    Although the submission of this proposal to a vote of the stockholders is not legally required, the Board of Directors believes that such action follows sound corporate practice and is in the best interest of the stockholders, to whom the independent accountants are ultimately responsible. In the event of a negative vote on this proposal by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon, or the termination of the appointment of Coopers & Lybrand during the year by the Board of Directors, management will recommend a different firm of independent accountants for approval by the Board of Directors.

    Your Board of Directors recommends a vote For ratification of the appointment of Coopers & Lybrand as independent accountants of the Company.

                                 OTHER BUSINESS

    Management knows of no business which will be presented for consideration other than the matters described in the Notice of Annual Meeting. If other matters are presented, it is the intention of the persons designated as Proxies to vote in accordance with their judgment on such matters.

                               VOTING PROCEDURES

    The affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required for the election of each Director nominee and for the ratification of the appointment of Coopers & Lybrand. The inspectors of election appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the Annual Meeting.

                 STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the Company's 1995 Annual Meeting must be received by the Secretary of the Company no later than December 11, 1994. Proposals received after that date may be excluded from the Company's proxy materials. No stockholder proposals have been received by the Secretary of the Company for presentation at the Company's 1994 Annual Meeting.


    By Order of the Board of Directors

    /s/ Richard B. Von Wald

    Richard B. Von Wald
    Senior Vice President,
    General Counsel and Secretary



April 5, 1994



- --------------------------------------------------------------------------------
A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1993, without exhibits, may be obtained by a shareholder of the Company, without charge, by writing to Manville Corporation, c/o Investor Relations, P.O. Box 5108, Denver, Colorado 80217-5108.
- --------------------------------------------------------------------------------

                            MANVILLE CORPORATION
                    P.O. Box 5108, Denver, CO 80217-5108

                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
P        This proxy is solicited on behalf of the Board of Directors

R The undersigned hereby appoints Robert E. Fowler, Jr., Raymond S. Troubh and W. Thomas Stephens or any of them as Proxies, each with the power to
O appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Manville
X Corporation held of record by the undersigned on April 5, 1994, at the Annual Meeting of Stockholders to be held on June 3, 1994 or at any
Y  adjournment thereof.

     The Board of Directors recommends a vote        Change of Address
     FOR election of Bette B. Anderson, John
     C. Burton, Ernest H. Drew, Robert A.     --------------------------------
     Falise, Robert E. Fowler, Jr., Todd
     Goodwin, Michael N. Hammes, John Nils    --------------------------------
     Hanson, Louis Klein, Jr., Stanley J.
     Levy, Christian E. Markey, Jr., W.       --------------------------------
     Thomas Stephens, Will M. Storey and
     Raymond S. Troubh as Directors.          --------------------------------
                                              (If you have written in the
                                              above space, please mark the
                                              corresponding box on the reverse
                                              side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Please sign this card on the reverse side. A return envelope is enclosed for your convenience in returning the card.

                                                                   SEE REVERSE
                                                                      SIDE

[X] Please mark your                                                |    9835
    votes as in this                                                ---
    example.
    This proxy when properly executed will be voted in
the manner directed below. If no direction is given,
this proxy will be voted FOR Proposals 1 and 2.
- --------------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR Proposals 1 and 2.
- --------------------------------------------------------------------------------
                 FOR  WITHHELD                           FOR  AGAINST  ABSTAIN
1. Election of   [ ]    [ ]    2. Approval of Appoint-   [ ]    [ ]      [ ]
   Directors.                     ment of Independent
   (see reverse)                  Accountants.

For, except vote withheld from the following Nominee(s):

- ---------------------------------------------------------

If you plan to attend the 1994  [ ]
Annual Meeting in Denver
Colorado, please check this
box.

             Change of Address  [ ]
             on Reverse Side

- --------------------------------------------------------------------------------
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

                                       Please sign exactly as name(s) appear
                                       hereon. Joint owners should each sign.
                                       When signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such.


                                       ----------------------------------------

                                       ----------------------------------------
                                         SIGNATURE(S)                    DATE